UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) May 7, 2007
LNB BANCORP, INC.
(Exact name of registrant as specified in its charter)

Ohio	0-13203	34-1406303

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

457 Broadway, Lorain, Ohio		44052-1769

(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (440) 244-6000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     The information provided in Item 2.03 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 1.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     On May 9, 2007, LNB Bancorp, Inc. (“LNB”) participated in a private placement of an aggregate of $20 million trust originated floating and fixed rate preferred securities (“Trust Preferred Securities”) issued by LNB Trust I, an affiliated Delaware trust formed on May 7, 2007, and LNB Trust II, an affiliated Delaware trust formed on May 7, 2007 (collectively the “Trusts”), to the Trust Preferred Pool (the “Pool”) established by Bear, Stearns & Co. Inc. (“Bear Stearns”).
     The Trust Preferred Securities issued by LNB Trust I shall mature in June 2037 and bear a variable per annum rate of interest, reset quarterly, equal to London Interbank Offered Rate (“LIBOR”), as determined on the LIBOR Determination Date for such Distribution Payment Period, plus 1.48% (“Floating Rate Trust Preferred Securities”). The Trust Preferred Securities issued by LNB Trust II shall mature in June 2037 and bear a fixed interest rate of 6.64% per annum from May 9, 2007 through June 15, 2017 (“Fixed Rate Period”) and a variable rate of LIBOR plus 1.48% thereafter. (“Fixed Rate Trust Preferred Securities”).
     The Trust Preferred Securities are redeemable at LNB’s option in whole or in part at anytime after the fifth year in the case of a Floating Rate Preferred Securities and anytime after the tenth year in case of the Fixed Rate Preferred Securities at a redemption price of 100% of the principal amount of the Debt Securities being redeemed plus accrued and unpaid interest on such Trust Preferred Securities to the date of redemption. Prior to the end of applicable optional redemption period, the Trust Preferred Securities will be redeemable in whole and at the issuer’s option upon a Tax Event, Investment Company Event or Capital Treatment Event at a redemption price of 105%.
     The LNB Trust I used the proceeds from the sale of the Floating Rate Trust Preferred Securities for the purchase of $10 million of Junior Subordinated Debt Securities (“Floating Rate Debt Securities”) due June 2037 in the principal amount of $10 million issued by LNB. The LNB Trust II used the proceeds from the sale of the Fixed Rate Trust Preferred Securities for the purchase of $10 million of Junior Subordinated Debt Securities (“Fixed Rate Debt Securities”) due June 2037 in the principal amount of $10 million issued by LNB. The net proceeds to LNB from the sale of the Debt Securities to the Trusts will be used by LNB to finance the acquisition of Morgan Bancorp, Inc. and its wholly owned subsidiary, Morgan Bank, N.A.
     Both series of Debt Securities were issued pursuant to two respective Indentures dated May 9, 2007, by and between LNB, as the issuer, and Wells Fargo Bank, National Association, as trustee for the Debt Securities due June 15, 2037 (collectively, the “Indentures”). The terms of the Debt Securities are substantially the same as the terms of the Trust Preferred Securities. The interest payments by LNB will be used by the Trusts to pay the quarterly distributions to the holder of the Trust Preferred Securities. If LNB redeems any amount of its Floating Rate Junior

Subordinated Debt Securities, the LNB Trust I must redeem a like amount of the Floating Rate Trust Preferred Securities. Likewise, if LNB redeems any amount of the Fixed Rate Junior Subordinated Debt Securities, the LNB Trust II must redeem a like amount of the Fixed Rate Trust Preferred Securities.
     The terms of the Floating Rate and Fixed Rate Trust Preferred Securities are governed by respective Amended and Restated Declarations of Trust, both dated May 9, 2007 (collectively the “Trust Agreements”). Such Trust Agreements are by and between LNB, as sponsor; Daniel E. Klimas and Sharon L. Churchill, as administrators; Wells Fargo Bank, National Association, as institutional trustee; and Wells Fargo Delaware Trust Company, as Delaware trustee. Under the terms of the Trust Agreements and Indentures, an event of default generally may occur upon:
•	LNB’s default in the payment of any interest upon any Debt Security when it becomes due and payable, unless such non-payment is due to a valid extension of an interest payment period;

•	LNB’s default in the payment of all or any part of the principal of (or premium, if any, on) any Debt Securities as and when the same shall become due and payable;

•	LNB’s default in the payment of any interest upon any Debt Security when it becomes due and payable following the nonpayment of any such interest for 20 or more consecutive quarterly periods;

•	LNB’s defaults in the performance of, or breaches, any of its covenants or agreements in Sections 3.06, 3.07, 3.08 or 3.09 of the Indentures;

•	Bankruptcy or insolvency of LNB; or

•	Liquidation, dissolution or winding-up of an applicable Trust’s business or otherwise a termination of the Trust’s existence except in connection with (1) the distribution of the Debt Securities to holders of the Trust Preferred Securities in liquidation of their interests in the applicable Trust, (2) the redemption of all of the outstanding applicable Trust Preferred Securities or (3) certain mergers, consolidations or amalgamations, each as permitted by the applicable Trust Agreements.
     In connection with the offering of the Trust Preferred Securities, LNB entered into two Guarantee Agreements, dated May 9, 2007, with Wells Fargo Bank, National Association, as guarantor trustee (collectively the “Guarantee Agreements”), for the purpose of guaranteeing the payment of distributions and payments on liquidation or redemption of the Trust Preferred Securities to the holders thereof. The Guarantee Agreements will constitute an unsecured obligation of LNB and will rank subordinate and junior in right of payment to all present and future senior indebtedness, as defined in the Indentures of LNB.
     The offering of the Trust Preferred Securities was conducted pursuant to (i) a Purchase Agreement dated May 7, 2007 amongst LNB Trust I, as issuer, LNB, as sponsor, and Bear Stearns, as initial purchaser; and (ii) a Purchase Agreement dated May 7, 2007 amongst LNB Trust II, as issuer, LNB, as sponsor, and Bear Stearns, as initial purchaser.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Appointment of Officers.
     William A. Dougherty. Effective May 10, 2007, in connection with the completion of its acquisition of Morgan Bancorp, Inc. as described in Item 8.01 below, LNB appointed William A. Dougherty as President of its Morgan Bank Division. Mr. Dougherty’s employment is pursuant to an employment agreement dated January 15, 2007, as previously described in and filed as Exhibit 10.1 to the Form 8-K filed by LNB with the Securities and Exchange Commission on January 17, 2007.
     Prior to becoming an officer of LNB, Mr. Dougherty, age 48, served as the President of Morgan Bancorp, Inc. from February 1998 through May 10, 2007 and Chief Executive Officer of Morgan Bank, N.A. from February 1998 through May 10, 2007.
     There are no family relationships between Mr. Dougherty and any director or executive officer of LNB or person nominated by LNB to become a director or executive officer. There are no transactions in which Mr. Dougherty has an interest that are required to be disclosed under Item 404(a) of Regulation S-K.
     John D. Simacek. Effective May 10, 2007, LNB appointed John D. Simacek as its Retail Group Executive. From 2005 to May 2007, Mr. Simacek, age 55, served as LNB’s Residential Lending Manager. Prior to joining LNB in 2005, Mr. Simacek served as vice president and regional manager for Fifth Third Bank in Cleveland and held sales-focused management positions with Strongsville Savings Bank and Cleveland-based Home Bank and Third Federal Savings.
     There are no family relationships between Mr. Simacek and any director or executive officer of LNB or person nominated by LNB to become a director or executive officer. There are no transactions in which Mr. Simacek has an interest that are required to be disclosed under Item 404(a) of Regulation S-K. A copy of the press release issued by LNB announcing the appointment of Mr. Simacek is attached as Exhibit 99.1 to this report.
Appointment of Director.
     Effective May 10, 2007, in connection with the completion of its acquisition of Morgan Bancorp, Inc. as described in Item 8.01 below and pursuant to the Agreement and Plan of Merger, dated January 15, 2007, by and between LNB and Morgan Bancorp, Inc., LNB elected J. Martin Erbaugh as a member of its Board of Directors.
     From 2002 to May 2007, Mr. Erbaugh served as chairman of the board of directors of Morgan Bancorp, Inc. In addition, Mr. Erbaugh has served as a director of LESCO, Inc. since March 1995 and as chairman of LESCO’s board of directors since April 2002; as president of J.M. Erbaugh Co., a private investment firm, since 1994; and as president of Coer Inc., a real estate development firm, since 1985.

     There are no transactions in which Mr. Erbaugh has an interest that are required to be disclosed under Item 404(a) of Regulation S-K.
Item 8.01. Other Events.
     On May 11, 2007, LNB announced the completion of its acquisition of Morgan Bancorp, Inc. (“Morgan”), Hudson, Ohio, including Morgan’s wholly-owned subsidiary Morgan Bank, N.A. (“Morgan Bank”), effective as of May 10, 2007. The acquisition was consummated pursuant to the Agreement and Plan of Merger, dated January 15, 2007, by and between LNB and Morgan (the “Merger Agreement”), as previously described in and filed as Exhibit 2.1 to the Form 8-K filed by LNB with the Securities and Exchange Commission on January 17, 2007.
     Under the terms of the Merger Agreement, in the aggregate, 50% of the outstanding Morgan common shares will be exchanged for a total of 851,992 LNB Bancorp common shares and 50% will be exchanged for cash at a rate of $52.00 per share.
     A copy of the press release issued by LNB announcing the completion of the acquisition of Morgan is attached as Exhibit 99.2 to this report.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description

99.1	Press Release of LNB Bancorp, Inc., dated May 11, 2007, regarding appointment of John D. Simacek.

99.2	Press Release of LNB Bancorp, Inc., dated May 11, 2007, regarding completion of acquisition of Morgan Bancorp, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LNB BANCORP, INC. (Registrant)
Date: May 11, 2007	By:	/s/ Sharon L. Churchill
Sharon L. Churchill
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release of LNB Bancorp, Inc., dated May 11, 2007, regarding appointment of John D. Simacek.

99.2	Press Release of LNB Bancorp, Inc., dated May 11, 2007, regarding completion of acquisition of Morgan Bancorp, Inc.